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                           UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C.  20549



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                              FORM 8-K

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                           CURRENT REPORT


   Pursuant to Section 13 of the Securities Exchange Act of 1934.
  Date of Report (Date of Earliest event reported):  June 27, 1996

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                             WSMP, INC.
       (Exact name of registrant as specified in its charter)





NORTH CAROLINA                  0-7277                     56-0945643
(State or other         (Commission File Number)           (IRS Employer
jurisdiction of                                            Identification
incorporation)                                             Number)



CLAREMONT, NORTH CAROLINA                                  28610
(Address of principal executive office)                   (Zip Code)



Registrant's telephone number, including area code:     (704) 459-7626

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Item 1.   Changes in Control of Registrant.
          ---------------------------------
               None.

Item 2.   Acquisition or Disposition of Assets.
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               None.

Item 3.   Bankruptcy or Receivership.
          ---------------------------
               None.

Item 4.   Changes in Registrant's Certifying Accountant.
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               None.

Item 5.   Other Events.
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     At the Annual Meeting of Shareholders of WSMP, Inc. on June 27, 1996,
management of WSMP, Inc. announced the appointment of David R. Clark as President and Chief Operating Officer of WSMP, Inc. and its wholly owned subsidiaries, to be effective on or before August 1, 1996. He will report directly to the Board of Directors, and to James C. Richardson, Jr., Chief Executive Officer.

     Mr. Clark comes to this position from Bank of Granite, a North Carolina-chartered bank where he had served as Executive Vice President and Chief Operating Officer since 1994. Prior to that, he had served as President of BB&T of South Carolina, a subsidiary of BB&T Financial Corporation.

     Mr. Richardson, who had previously served as both President and Chief Executive Officer, will retain the designation of Chief Executive Officer, with day to day executive supervisory responsibility. Additionally, Richardson was named Vice-Chairman of the WSMP, Inc. Board of Directors.


Item 6.   Resignations of Registrant's Directors.
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               None.


Item 7.   Financial Statements and Exhibits.
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          (a)  None.

          (b)  None.

          (c)  None.

Item 8.   Change in Fiscal Year.
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               None.



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              WSMP, INC.

                              BOBBY G. HOLMAN
                              -----------------------
                              BOBBY G. HOLMAN
                              Chief Financial Officer

July 11, 1996